REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Shareholders and Board of Trustees
RMB Investment Trust
Chicago, IL


In planning and performing our audits of the financial
statements of RMB Investors Trust (comprising the RMB
Fund, RMB Mendon Financial Services Fund, and RMB Mendon
 Financial Long/Short Fund, the Funds) as of and for
the year ended December 31, 2016, in accordance with the
standards of the Public Company Accounting Oversight
Board (United States), we considered the Funds internal
 control over financial reporting, including control
activities for safeguarding securities, as a basis for
designing our auditing procedures for the purpose of
expressing our opinion on the financial statements and
 to comply with the requirements of Form N-SAR, but not
for the purpose of expressing an opinion on the
effectiveness of the Funds internal control over
financial reporting.   Accordingly, we express no such
 opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial
 reporting.   In fulfilling this responsibility, estimates
and judgments by management are required to assess the
expected benefits and related costs of controls.   A
companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance
 with generally accepted accounting principles.   A
companys internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over financial reporting may not prevent or detect misstatements.
   Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting
exists when the design or operation of a control does not
allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements
on a timely basis.   A material weakness is a deficiency, or
combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.




Shareholders and Board of Trustees
RMB Investment Trust
Page Two





Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might material weaknesses under standards established by the Public Company Accounting Oversight Board
(United States).   However, we noted no deficiencies in the
Funds internal control over financial reporting and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of December 31, 2016.

This report is intended solely for the information and use of management, Shareholders and Board of Trustees of RMB Investors
Trust and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.





		TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 28, 2017